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                              EXHIBIT 1

                    AGREEMENT RELATING TO JOINT FILING
                           OF SCHEDULE 13G

    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Corixa Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.


Dated: February 13, 1998

                                       /s/ Standish M. Fleming
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                                       Standish M. Fleming


                                       /s/ Ivor Royston
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                                       Ivor Royston